BARK Reports First Quarter Fiscal Year 2022 Results

NEW YORK, August 09, 2021 — The Original BARK Company (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel brand for dogs and their parents, today announced financial results for the fiscal quarter ended June 30, 2021.

Highlights
•Quarterly subscription shipments increased 52.4% to 3.6 million, year-over-year.
•Delivered fiscal first quarter 2022 revenue of $117.6 million, a 57.2% increase year-over-year.
•Maintained robust gross margin of 59.3%.
•Add-to-Box revenue contributed $7.0 million of quarterly revenue, up 173.5%, versus fiscal Q1 2021.
•BARK reaffirms fiscal year 2022 guidance, including $516 million of total revenue.
•Continued to invest in BARK Eats, machine learning technology, and fulfillment infrastructure.

"We are extremely pleased with our strong start to fiscal year 2022. During the quarter, we increased subscription shipments 52% year-over-year, continued to optimize our add-to-box feature across our suite of products, and partnered with iconic brands such as Warner Bros. and The NBA", said Manish Joneja, Chief Executive Officer of BARK. "We continue to believe our unique value proposition—from our world-class Happy and Creative teams to our machine learning capabilities—will have a halo effect on our newer, less discretionary categories such as health and food."

Fiscal First Quarter 2022 Details:

Revenue
Total revenue increased 57.2% to $117.6 million in the first quarter of fiscal year 2022 as compared to $74.8 million in the first quarter of fiscal year 2021.

•Direct to Consumer (“DTC”) revenue increased 57.0% to $105.4 million in the first quarter of fiscal year 2022 as compared to the same quarter of fiscal year 2021. The growth in DTC revenue was driven by an increase in Subscription Shipments, Average Order Value (“AOV”), and Add-to-Box revenue.

•Commerce revenue increased 58.7% to $12.2 million in the first quarter of fiscal year 2022 as compared to the first quarter of fiscal year 2021. This growth was driven by increases in both the number of retailers we partnered with including Lowes, as well as volume increases amongst existing retailer partners, which include Target, Petco, PetSmart, and Costco, among others.

Gross Profit
Gross profit was $69.8 million in the first quarter of fiscal year 2022 up from $46.9 million in the first quarter of fiscal year 2021. Gross margin was 59.3% in the first quarter of fiscal year 2022 compared to 62.7% in the first quarter of fiscal year 2021. The decrease in gross margin in the first quarter of fiscal year 2022 was primarily due to higher inbound freight costs as a result of worldwide shipping congestion and is inline with our December guidance.

Operating Expenses
General and administrative expenses increased 116.9% to $69.5 million in the first quarter of fiscal year 2022 from $32.0 million in the first quarter of fiscal year 2021. The increase was due primarily to the growth of active subscriptions, resulting in a 52.4% increase in subscription shipments. Furthermore, we incurred $5.2 million of non-recurring transaction costs. In addition, the company is investing in its new business lines by increasing the staff dedicated to BARK Eats and BARK Bright. Finally, domestic shipping rates have increased on a year-over-year basis.

Advertising and marketing expenses increased 48.4% to $17.2 million in the first quarter of fiscal year 2022 from $11.6 million in the first quarter of fiscal year 2021. This increase was primarily due to the year-over-year increase in Customer Acquisition Costs (CAC) as media rates return to pre-COVID levels in comparison with the reduced media rates in the first quarter of fiscal year 2021, stemming from the onset of the COVID-19 pandemic. CAC was $48.36 in the most recent fiscal quarter, compared to $30.83 in the same period last year. On a sequential basis, CAC decreased 6.0% compared to the fourth quarter of fiscal year 2021. Our Lifetime Value to CAC was a healthy 5.0x in the first quarter of fiscal year 2022.

Adjusted EBITDA
Adjusted EBITDA was $(7.6) million, with Adjusted EBITDA margin of -6.5%, in the first quarter of fiscal year 2022, as compared to Adjusted EBITDA of $5.0 million and Adjusted EBITDA margin of 6.7%, in the first quarter of fiscal year 2021. Fiscal year 2022 is deliberately an investment year for BARK; the company is strategically investing in several key areas such as its highly-personalized kibble business, BARK Eats, as well as self-managed fulfillment assets. Last year, with disciplined marketing spend and lower investment in new businesses, BARK was net income positive, which BARK believes demonstrates the strength of the business model and the company's ability to profitably scale the business.

Balance Sheet Highlights
The Company’s cash and cash equivalents balance as of June 30, 2021 was $321.0 million compared with $38.3 million as of March 31, 2021. As of June 30, 2021, the Company had total debt outstanding of $71.6 million compared with $115.7 million as of March 31, 2021.

Second Quarter and Fiscal Year 2022 Outlook
Based on information available as of August 9, 2021, BARK is issuing guidance for the fiscal second quarter 2022 and reaffirming guidance for fiscal full year 2022 as follows:

•For fiscal second quarter 2022, the Company expects total revenue of $122 million.

•For fiscal full year 2022, the Company reaffirms its forecast included in the investor presentation furnished as an exhibit to Northern Star’s Current Report on Form 8-K filed December 17, 2020, which included total revenue of $516 million. This forecast can also be found on the Company's investor relations website.

Conference Call Information
A conference call to discuss first quarter fiscal year 2022 results will be held today, August 9, 2021, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (866) 465-0807 or (639) 716-2121 for international callers, conference ID 6197976. The conference call will also be available to interested parties through a live webcast at https://investors.bark.co/. A recording will be available for 12 months after the date of the event. Recordings may be accessed at https://investors.bark.co/.

About BARK
BARK is the world's most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK's dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats and wellness supplements, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2012, BARK loyally serves dogs nationwide with monthly subscription services, BarkBox and Super Chewer; a curated e-commerce experience on BARKShop.com; custom collections via its retail partner network, including Target and Amazon; wellness products that meet your dogs' needs with BARK Bright; and a personalized meal delivery service for dogs BARK Eats. At BARK, we want to be the people our dogs think we are and promise to be their voice until every dog reaches its full tail-wagging potential. Sniff around at bark.co for more information.

Cautionary Statement Regarding Forward Looking Statements
Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity.

These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of BARK’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BARK. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions. These forward-looking statements are subject to a number of risks and uncertainties; the inability of the parties to successfully or timely consummate the merger, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the merger is not obtained; failure to realize the anticipated benefits of the merger; risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic; and those factors discussed in documents of BARK filed, or to be filed, with SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BARK presently does not know or that BARK currently believes is immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect BARK’s expectations, plans or forecasts of future events and views as of the date of this press release. BARK anticipates that subsequent events and developments will cause BARK’s assessments to change. However, while BARK may elect to update these forward-looking statements at some point in the future, BARK specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BARK’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond BARK’s control. While all projections are necessarily speculative, BARK believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com

THE ORIGINAL BARK COMPANY
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2021	2020
REVENUE	$117,606	$74,808
COST OF REVENUE	47,815	27,888
Gross profit	$69,791	$46,920
OPERATING EXPENSES:
General and administrative	$69,471	$32,036
Advertising and marketing	17,178	11,575
Total operating expenses	$86,649	$43,611
LOSS FROM OPERATIONS	$(16,858)	$3,309
INTEREST EXPENSE	$(1,561)	$(1,514)
OTHER INCOME—NET	$(6,385)	$221
NET INCOME (LOSS) BEFORE INCOME TAXES	$(24,804)	$2,016
PROVISION FOR INCOME TAXES	$—	$—
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(24,804)	$2,016

GROSS PROFIT BY SEGMENT
(Unaudited)
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2021	2020
Direct to Consumer:
Revenue	$105,376	$67,099
Costs of revenue	40,819	$24,116
Gross profit	$64,557	$42,983
Commerce:
Revenue	$12,230	$7,709
Costs of revenue	6,996	$3,772
Gross profit	$5,234	$3,937
Consolidated:
Revenue	$117,606	$74,808
Costs of revenue	47,815	$27,888
Gross profit	$69,791	$46,920

Key Performance Indicators

	Three Months Ended June 30,

	2021	2020
Subscription Shipments (in thousands)	3,608	2,368
Average Monthly Subscription Shipment Churn	7.4%	6.2%
Active Subscriptions (in thousands)	1,952	1,382
New Subscriptions (in thousands)	280	303
CAC	48.36	30.83
LTV:CAC	5.0x	9.5x
Average Order Value	29.21	28.34
Subscription Shipments
We define Subscription Shipments as the total number of subscription product shipments shipped in a given period. Subscription Shipments does not include gift subscriptions or one-time subscription shipments.

Average Monthly Subscription Shipment Churn
Average Monthly Subscription Shipment Churn is calculated as the average number of subscription shipments that have been cancelled in the last three months, divided by the average monthly active subscription shipments in the last three months. The number of cancellations used to calculate Average Monthly Subscription Shipment Churn is net of the number of subscriptions reactivated during the last three months.

Active Subscriptions
Our ability to expand the number of Active Subscriptions is an indicator of our market penetration and growth. We define Active Subscriptions as the total number of unique product subscriptions with at least one shipment during the last 12 months. Active Subscriptions does not include gift subscriptions or one-time subscription purchases.

New Subscriptions
We define New Subscriptions as the number of unique subscriptions with their first shipment occurring in a period.

Customer Acquisition Cost
Customer Acquisition Cost (“CAC”) is a measure of the cost to acquire New Subscriptions in our Direct to Consumer business segment. This unit economic metric indicates how effective we are at acquiring each New Subscription. CAC is a monthly measure defined as media spend in our Direct to Consumer business segment in the period indicated, divided by total New Subscriptions in such period. Direct to Consumer media spend is primarily comprised of internet and social media advertising fees.

Lifetime Value
Lifetime Value ("LV") is the dollar value of each subscription as measured by the cumulative Direct to Consumer Gross Profit for the average life of the subscription.
Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Subscription Shipments for the same period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted Net Income (Loss), Adjusted Net Income (Loss) Margin, Adjusted Net Income (Loss) on Common Shares, Adjusted EBITDA and Adjusted EBITDA Margin, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Income as net income (loss), adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax expense, (4) one-time transaction costs associated with the financing and merger and (5) loss on extinguishment of debt.

We calculate Adjusted Net Income Margin by dividing Adjusted Net Income for the period by Revenue for the period.

We calculate Adjusted Net Income (Loss) on Common Shares by dividing Adjusted Net Income for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense, (2) depreciation and amortization, (3) stock-based compensation expense, (4) change in fair value of warrants and derivatives, (5) sales and use tax expense,(6) one-time transaction costs associated with the financing and merger and (7) loss on extinguishment of debt.
We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by Revenue for the period.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company and (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted Net Income (Loss) to net loss, the most directly comparable financial measure stated in accordance with GAAP, and the calculation of net loss margin, Adjusted Net Income (Loss) Margin and Adjusted Net Income (Loss) on Common Shares for the periods presented:

Adjusted Net Income (Loss)

	Three Months Ended June 30,
	2021	2020
	(in thousands)
Net income (loss)	$(24,804)	$2,016
Stock-based compensation expense	3,098	388
Change in fair value of warrants and derivatives	3,899	(34)
Sales and use tax expense (1)	—	597
Transaction costs (2)	5,198	—
Loss on extinguishment of debt	2,598	—
Adjusted net income (loss)	$(10,011)	$2,967
Net loss margin	(21.09)%	2.69%
Adjusted net income (loss) margin	(8.51)%	3.97%

Adjusted net income (loss) per common share
Basic	$(0.09)	$0.18
Diluted	$(0.09)	$0.10
Weighted average common shares used to compute net loss per share attributable to common stockholders
Basic	108,762,540	5,206,474
Diluted	108,762,540	9,586,378

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended June 30,
	2021	2020
	(in thousands)
Net income (loss)	$(24,804)	$2,016
Interest expense	1,561	1,514
Depreciation and amortization expense	844	509
Stock-based compensation expense	3,098	388
Change in fair value of warrants and derivatives	3,899	(34)
Sales and use tax expense (1)	—	597
Transaction costs (2)	5,198	—
Loss on extinguishment of debt	2,598	—
Adjusted EBITDA	$(7,606)	$4,990
Net loss margin	(21.09)%	2.69%
Adjusted EBITDA margin	(6.47)%	6.67%
(1)Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc. that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax.
(2)Transactions costs represent non-recurring consulting and advisory costs with respect to the merger agreement entered into with Northern Star Acquisition Corp. on December 16, 2020.

THE ORIGINAL BARK COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30,	March 31,
	2021	2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$321,000	$38,278
Accounts receivable—net	8,127	8,927
Prepaid expenses and other current assets	5,359	7,409
Inventory	102,305	77,454
Total current assets	436,791	132,068
PROPERTY AND EQUIPMENT—NET	18,999	13,465
INTANGIBLE ASSETS—NET	2,445	2,070
OTHER NONCURRENT ASSETS	4,421	3,260
TOTAL ASSETS	$462,656	$150,863
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	33,194	50,501
Accrued and other current liabilities	77,562	44,605
Deferred revenue	30,654	27,177
Short-term debt	—	—
Total current liabilities	141,410	122,283
LONG-TERM DEBT	71,583	115,729
OTHER LONG-TERM LIABILITIES	7,818	11,834
Total liabilities	220,811	249,846
COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Convertible preferred stock (Series Seed, A, B, C, and C-1) $0.0001 par value with aggregate liquidation preference of $0 and $62,800 at June 30, 2021 and March 31, 2021 respectively; 0 and 8,010,560 shares authorized/7,752,515 shares issued and outstanding at June 30, 2021 and March 31, 2021 respectively.	—	59,987
Total redeemable convertible preferred stock	—	59,987
STOCKHOLDERS’ DEFICIT:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 166,704,484 shares issued and outstanding as of June 30, 2021 and 17,000,000 shares authorized; 5,498,588 shares issued and outstanding as of March 31, 2021.	1	—
Treasury stock, at cost	—	(4,764)
Additional paid-in capital	446,602	25,748
Accumulated deficit	(204,756)	(179,954)
Total stockholders’ deficit	241,847	(158,970)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$462,657	$150,863

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2021	2020
Net cash used in operating activities	$(61,871)	$1,474
Net cash used in investing activities	$(8,305)	$(210)
Net cash provided by financing activities	$353,723	$6,337
Net increase (decrease) in cash, cash equivalents and restricted cash	$283,547	$7,601
Cash, cash equivalents and restricted cash — beginning of period	$39,731	$9,676
Cash, cash equivalents and restricted cash — end of period	$323,278	$17,278

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$321,000	$17,278
Restricted cash - Prepaid expenses and other current assets	$2,278	$—
Total cash, cash equivalents and restricted cash	$323,278	$17,278